Exhibit 13(g)

HENNESSY FUNDS TRUST

FORM OF SIXTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SIXTH AMENDMENT, effective XX/XX/XX (the “Effective Date”), to the Fund Administration Servicing Agreement, dated as of July 1, 2005, as amended (the “Agreement”), is entered into by and between HENNESSY FUNDS TRUST, a Delaware statutory trust (the “Company”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).
RECITALS

WHEREAS, the Company and USBGFS are parties to the Agreement; and

WHEREAS, the desire to amend the Agreement in order to add the Stance Equity ESG Large Cap Core ETF and its corresponding fee schedule; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both the Company and USBGFS.

AGREEMENT

NOW, THEREFORE, the Company and USBGFS agree as follows:

1.	As of the Effective Date, Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

2.	As of the Effective Date, the fee schedule applicable to exchange traded funds is hereby added to the Agreement and attached hereto as Exhibit C-1.

3.	Except to the extent amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Company and USBGFS have each caused this Amendment to be executed by a duly authorized officer as of the date indicated below such officer’s signature.

HENNESSY FUNDS TRUST By: Name: ________________________ Title: _____________________________ Date:	U.S. BANCORP FUND SERVICES, LLC, By: Name: Title: Date:

Amended Exhibit A
to the
Transfer Agent Servicing Agreement

Fund Names
Separate Series of Hennessy Funds Trust
Name of Series	Applicable Fee Schedule
Hennessy Cornerstone Growth Fund	Exhibit C
Hennessy Focus Fund	Exhibit C
Hennessy Cornerstone Mid Cap 30 Fund	Exhibit C
Hennessy Cornerstone Large Growth Fund	Exhibit C
Hennessy Cornerstone Value Fund	Exhibit C
Hennessy Total Return Fund	Exhibit C
Hennessy Equity and Income Fund	Exhibit C
Hennessy Balanced Fund	Exhibit C
Hennessy BP Energy Fund	Exhibit C
Hennessy BP Midstream Fund	Exhibit C
Hennessy Gas Utility Fund	Exhibit C
Hennessy Japan Fund	Exhibit C
Hennessy Japan Small Cap Fund	Exhibit C
Hennessy Large Cap Financial Fund	Exhibit C
Hennessy Small Cap Financial Fund	Exhibit C
Hennessy Technology Fund	Exhibit C
Stance Equity ESG Large Cap Core ETF	Exhibit C-1

Amended Exhibit C to the Transfer Agent Servicing Agreement

Combined Fund Administration, Fund Accounting, Transfer Agent, and Custody Services Fee Schedule effective October 1, 20181
Annual fee schedule based upon the aggregate net assets of the Funds:

12 basis points on all net assets up to $2 billion
10 basis points on the next $2 billion of net assets
6 basis points on the next $2 billion of net assets
5 basis points on the next $1 billion of net assets
4 basis points on the next $3 billion of net assets
3 basis points on net assets greater than $10 billion
Minimum annual fee across all Funds: $37,500 per Fund multiplied by the number of Funds.

SEC Modernization Fees:

$12,000 per year, per Fund, commencing on the date each such Fund is required to first comply with the Form N‑PORT requirements.

$250 per year, per Fund, commencing on the date each such Fund is required to first comply with the Form N-CEN requirements.

Extraordinary services – quoted separately
Fees are billed monthly

Annual fee includes all Fund expenses, excluding extraordinary expenses, related to the agreements indicated above.

[1]
This Exhibit is a combined fee schedule that will cover all services provided by USBGFS to the Trust pursuant to the Fund Administration Servicing Agreement, the Fund Accounting Servicing Agreement, and the Transfer Agent Servicing Agreement, as well as the services provided by U.S. Bank National Association to the Trust pursuant to the Custody Agreement.

Exhibit C-1 to the Transfer Agent Servicing Agreement

Fee Schedule for ETF Series added to The Hennessy Funds Trust
The following reflects the greater of the basis point fee or annual minimum1 where Hennessy Advisors, Inc. (the “Adviser”) acts as investment adviser to the fund(s) in the Hennessy Funds Trust.

Fees for ETF Accounting, Administration and Transfer Agent Services

Annual Minimum per Fund                               Basis Points on Trust level ETF Series AUM
Waived for the Stance Equity ETF                      First $45m in AUM for Stance ETF waived
Additional ETFs at $20k                                      3 bps on first $10 billion
                                                                            2 bps on balance

See Appendix A for Services and Associated Fees in addition to the Base Fee
See Appendix B for Optional Supplemental Services and Associated in addition to the Base Fee

Appendix A
Accounting, Administration, Transfer Agent Services (in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
◾	$0.08 – Listed equity instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
◾	$0.50 – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Government Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
◾	$0.80 – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds
◾	$1.00- Bank Loans
◾	Derivative Instruments are generally charged at the following rates:
o	$0.90 – Interest Rate Swaps, Foreign Currency Swaps
o	$1.50 – Swaptions
o	$3.00 – Credit Default Swaps
◾	Intraday money market funds pricing, up to 3 times per day
◾	$500 per Month Manual Security Pricing (>25 per day)

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change.  Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs and complex derivative instruments, which may result in additional swap set up fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action and Factor Services
Fee for ICE data used to monitor corporate actions
◾	$2.00 per Foreign Equity Security per Month
◾	$1.00 per Domestic Equity Security per Month
◾	$2.00 per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
◾	$1 per security per month for fund administrative
SEC Modernization Requirements
◾	Form N-PORT – $8,000 per year, per Fund
◾	Form N-CEN – $250 per year, per Fund
Core Tax Services
◾	M-1 book-to-tax adjustments at fiscal and excise year-end
◾	Prepare tax footnotes in conjunction with fiscal year-end audit
◾	Prepare Form 1120-RIC federal income tax return and relevant schedules
◾	Prepare Form 8613 and relevant schedules
◾	Prepare Form 1099-MISC Forms
◾	Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing
◾	Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.
Appendix B
OPTIONAL Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client need and/or request)
Daily Compliance Services
◾	Base fee – $20,000 per fund per year
◾	Setup – $2,500 per fund group
SEC Derivatives Rule 18f-4 Confluence Technologies Offering
Offering	Price per Fund per Month
Limited Derivatives User	$120
Full Derivatives User (no OTC derivatives)	$300
Full Derivative User (with 1-5 OTC derivatives)	$400
Full Derivative User (with 5 or more OTC derivatives)	$500
Controlled Foreign Corporation (CFC)
◾	U.S. Bank Fee Schedule plus $15,000
C- Corp Administrative Services
◾	1940 Act C-Corp – U.S. Bank Fee Schedule plus $15,000
◾	1933 Act C-Corp – U.S. Bank Fee Schedule plus $25,000
Section 15(c) Reporting
◾	$2,000 per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•	Performance reporting package: Peer Comparison Report
◾	Additional 15c reporting is subject to additional charges
◾	Standard data source – Morningstar; additional charges will apply for other data services

Optional Tax Services
Additional services excluded from the Base Fee are:
◾	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $5,000 per year
◾	Additional Capital Gain Dividend Estimates – (First two included in core services) – $1,000 per additional estimate
◾	State tax returns - (First two included in core services) – $1,500 per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
◾	Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $25,000
◾	Prepare Federal and State extensions (If Applicable) – Included in the return fees
◾	Prepare provision estimates – $2,000 Per estimate
State Tax Returns
◾	Prepare state income tax returns for funds and blocker entities – $1,500 per state return
•	Sign state income tax returns – $2,000 per state return
•	Assist in filing state income tax returns – Included with preparation of returns
•	State tax notice consultative support and resolution – $1,000 per fund

Additional services not included above shall be mutually agreed upon at the time of the service being added.  In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Equity & Fixed Income Attribution Reporting
◾	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.